Exhibit 99.1

Thursday, October 23, 2008	Thomas J. Shara President & CEO

Joseph F. Hurley EVP & CFO 973-697-2000

Lakeland Bancorp Reports Record Third Quarter Earnings and Declares Dividend

Oak Ridge, NJ – October 23, 2008 — Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported the following positive developments in the third quarter of 2008:

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Net Income totaled $5.9 million, as compared to $4.8 million for the same period in 2007, an increase of 22%. Earnings Per Share of $0.25 compared to $0.21 for the third quarter of 2007, an increase of 20%.

•	Annualized Return on Average Assets was 0.90%, Annualized Return on Average Equity was 10.70%, and Annualized Return on Tangible Equity was 18.26% for the third quarter of 2008.
•	Net interest margin in the third quarter of 2008 was 3.92%, a 56 basis point increase from the third quarter of 2007.
•	Non-performing assets approximated prior quarter levels.
•	No impairment write-downs have been required in our securities portfolio to date.

Lakeland Bancorp declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on November 14, 2008 to holders of record as of the close of business on October 31, 2008.

Thomas J. Shara, Lakeland Bancorp’s President and CEO said, “We are very pleased with the third quarter earnings results which are a quarterly record for the Company. In addition, we continue to improve our capital ratios and redeploy our loan mix. Overall, our leasing portfolio decreased by $37.4 million in the third quarter, which is a 10% decrease from June 30, 2008. In June, we also discussed that we provided for one leasing originator that could no longer fulfill all of its obligations under contractual recourse provisions. With respect to this originator, the total outstanding balances were $36.6 million at September 30, 2008, as compared to $46.4 million at June 30, 2008.”

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Earnings

Net Interest Income

Net interest income for the third quarter of 2008 was $23.1 million, or 27% higher than the $18.2 million earned in the third quarter of 2007, while average interest-earning assets increased by 8%. Net interest margin at 3.92% improved 56 basis points from the third quarter of 2007. The Company’s yield on interest-earning assets decreased 34 basis points from the same period last year to 6.12% in the third quarter of 2008. The cost of interest-bearing liabilities decreased 106 basis points to 2.57% in the third quarter of 2008 from 3.63% for the third quarter of 2007. The decrease in yields on interest-bearing liabilities reflects benefits received from our liability sensitive position and the shifting of deposits from time deposits to lower cost core deposits. Additionally, our asset mix improved, with average loans and leases representing 84% of interest-earning assets, up from 79% for the third quarter of 2007.

Year-to-date, net interest income was $66.1 million, or 25% higher than the $52.8 million reported for the first nine months of 2007. Net interest margin for the nine months of 2008 at 3.82% compared to 3.42% for the same period last year, while average interest-earning assets rose 11%. The Company’s yield on earning assets decreased from 6.43% for the first nine months of 2007, to 6.22% for the first nine months of 2008. The Company’s cost of interest bearing liabilities decreased from 3.51% for the first nine months of 2007, to 2.78% for the first nine months of 2008, a decrease of 73 basis points.

Noninterest income

Total noninterest income was $4.2 million in the third quarter of 2008, which compared to $4.0 million in the third quarter of 2007, an increase of 4%. Service charges on deposit accounts increased by $160,000, or 6% to $2.9 million, as compared to the same period last year, due to increased demand deposit and ATM fees. Commissions and fees increased by $76,000, or 10% to $847,000 in the third quarter of 2008 as compared to the same period last year, due to increased investment services income.

Noninterest income, exclusive of gains on investment securities, totaled $13.2 million for the first nine months of 2008, as compared to $12.4 million for the same period last year, an increase of 7%. Noninterest income, including gains on investment securities, totaled $13.3 million for the first nine months of 2008, as compared to $14.1 million for the same period last year. Gains on investment securities were $53,000 for the first nine months of 2008, as compared to $1.8 million for the first nine months of 2007. For the same period, service charges on deposit accounts increased $415,000 to $8.3 million; commissions and fees increased by $337,000 to $2.7 million, primarily due to increased loan fees and investment commission income; leasing income increased $498,000 to $921,000; while other income decreased $453,000 to $329,000. Results in other income for first nine months of 2007 were higher than in 2008 as this category last year included a $319,000 gain on the sale of a branch office.

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Noninterest expense

Noninterest expense for the third quarter of 2008 was $14.9 million, which was $588,000 or 4% higher than the same period last year. Salary and employee benefit expenses increased by $159,000, or 2% to $8.3 million. Savings realized from changes in our medical benefit plans were used to offset normal salary and benefit increases. Occupancy, furniture and equipment expenses remained unchanged at $2.7 million. The remaining noninterest expense categories increased by $468,000, primarily due to increased legal and marketing expenses, and the FDIC assessment. The bank’s efficiency ratio was 53.0% in the third quarter of 2008, as compared to 62.0% for the same period last year.

For the first nine months of 2008, noninterest expense was $44.7 million, compared to $43.1 million in 2007, an increase of 4%. Salary and benefit costs remained unchanged at $24.4 million. Occupancy, furniture and equipment expenses increased by $322,000, or 4% to $8.3 million as the Company opened two new branches during 2007. The remaining expense categories increased by $1.3 million, to $12.0 million, primarily due to the increased FDIC assessment, as well as an increase in marketing, consulting, and legal costs.

Financial Condition

At September 30, 2008, total assets were $2.58 billion. Total loans were $2.01 billion, up $129.8 million, or 7% from $1.88 billion at year-end. Included in this increase were commercial loans and residential mortgage loans, which increased by $110.6 million and $20.7 million, respectively. Total deposits were $1.95 billion, a decrease of $35.9 million from December 31, 2007. This decrease was due to a $76.2 million decrease in higher yielding time deposits, of which $24.6 million was a decrease in municipal certificates of deposit. Noninterest bearing demand deposits and savings and interest-bearing transaction accounts, or core deposits, have increased this year by $40.3 million. The loan-to-deposit ratio on September 30, 2008 was 103%, as compared to 91% on September 30, 2007. Core deposits amounted to $1.42 billion and represented 73% of total deposits at September 30, 2008, as compared to 70% at year-end 2007.

Asset Quality

At September 30, 2008, non-performing assets totaled $13.5 million (0.52% of total assets) compared to $13.2 million at June 30, 2008. The Allowance for Loan and Lease Losses totaled $20.2 million at September 30, 2008 and represented 1.00% of total loans. The Allowance for Loan and Lease Losses at September 30, 2008 was 176% of non-performing loans. During the first nine months of 2008, the Company had net charge-offs of $7.2 million (0.49% of average loans), which includes $4.9 million relating to the aforementioned leasing originator.

Capital

Stockholders’ equity was $219.7 million and book value per common share was $9.30 as of September 30, 2008. As of September 30, 2008, the Company’s leverage ratio was 8.38%. Tier I and total risk based capital ratios were 10.43% and 11.49%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

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Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Non-GAAP Financial Measures

The attached table refers to a performance measure, return on tangible equity, which has been determined by methods other than in accordance with GAAP. “Return on tangible equity” is defined as net income as a percentage of average total equity reduced by recorded intangible assets. This measure may be important to investors that are interested in analyzing our return on equity exclusive of the effect of changes in intangible assets on equity. The disclosure of return on tangible equity should not be viewed as a substitute for results determined in accordance with GAAP, and is not necessarily comparable to non-GAAP performance measures which may be presented by other companies. The following reconciliation table provides a more detailed analysis of this non-GAAP performance measure.

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Annualized Return on average equity	10.70%	9.30%	8.83%	9.71%
Annualized Effect of intangible equity	7.56%	7.49%	6.36%	8.02%
Annualized Return on tangible equity	18.26%	16.79%	15.19%	17.73%

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$23,140	$18,193	$66,126	$52,827
Provision for Loan and Lease Losses	(3,273)	(789)	(12,698)	(2,062)
Noninterest Income (excluding investment securities gains)	4,217	4,046	13,198	12,359
Gains on investment securities	1	—	53	1,769
Noninterest Expense	(14,920)	(14,332)	(44,675)	(43,094)

Pretax Income	9,165	7,118	22,004	21,799
Tax Expense	(3,309)	(2,319)	(7,728)	(7,106)

Net Income	$5,856	$4,799	$14,276	$14,693

Basic Earnings Per Share*	$0.25	$0.21	$0.61	$0.63
Diluted Earnings Per Share*	$0.25	$0.21	$0.61	$0.63
Dividends per share*	$0.10	$0.10	$0.30	$0.29
Weighted Average Shares - Basic*	23,541	23,205	23,423	23,177
Weighted Average Shares - Diluted*	23,623	23,295	23,518	23,275

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.90%	0.79%	0.75%	0.85%
Annualized Return on Average Equity	10.70%	9.30%	8.83%	9.71%
Annualized Return on Tangible Equity**	18.26%	16.79%	15.19%	17.73%
Annualized Return on Interest Earning Assets	6.12%	6.46%	6.22%	6.43%
Annualized Cost of funds	2.57%	3.63%	2.78%	3.51%
Annualized Net interest spread	3.55%	2.83%	3.44%	2.92%
Annualized Net interest margin	3.92%	3.36%	3.82%	3.42%
Efficiency ratio***	53.02%	61.98%	54.58%	63.53%
Stockholders’ equity to total assets			8.51%	8.52%
Book value per share*			$9.30	$8.97

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.49%	0.07%
Ratio of allowance to total loans			1.00%	0.83%
Non-performing loans to total loans			0.57%	0.49%
Non-performing assets to total assets			0.52%	0.36%
Allowance to non-performing loans			176%	167%

SELECTED BALANCE SHEET DATA AT PERIOD-END
			9/30/2008	12/31/2007
Loans and Leases			$2,010,881	$1,881,128
Allowance for Loan and Lease Losses			(20,182)	(14,689)
Investment Securities			340,744	402,607
Total Assets			2,580,728	2,513,771
Total Deposits			1,951,541	1,987,405
Short-Term Borrowings			53,049	49,294
Long-Term Debt			343,325	249,077
Stockholders’ Equity			219,667	211,599

SELECTED AVERAGE BALANCE SHEET DATA
	For the three months ended		For the nine months ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Loans and Leases, net	2,002,869	1,741,187	1,952,680	1,670,292
Investment Securities	359,888	407,702	379,012	409,524
Interest-Earning Assets	2,377,475	2,193,509	2,346,546	2,112,353
Total Assets	2,574,783	2,404,215	2,555,648	2,322,728
Core Deposits	1,431,794	1,385,659	1,407,042	1,364,968
Time Deposits	519,949	544,471	546,503	523,212
Total Deposits	1,951,743	1,930,130	1,953,545	1,888,810
Short-Term Borrowings	92,607	60,593	85,240	56,069
Long-Term Debt	221,638	115,649	208,126	93,573
Subordinated Debentures	77,322	77,322	77,322	67,126
Total Interest-Bearing Liabilities	2,036,830	1,875,444	2,025,025	1,805,648
Stockholders’ Equity	217,768	204,734	216,059	202,405

*	Adjusted for a 5% stock dividend payable on November 16, 2007 to shareholders of record October 31, 2007.
**	This ratio is a Non-GAAP Financial Measure: an explanation and reconciliation are presented elsewhere in this press release.
***	Represents non-interest expense, excluding other real estate expense and core deposit amortization, as a percentage of total revenue (calculated on a tax equivalent basis), excluding gains (losses) on sales of securities. Total revenue represents net interest income (calculated on a tax equivalent basis) plus non-interest income.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2008	December 31, 2007
(dollars in thousands)	(unaudited)
Cash and due from banks	$43,443	$46,837
Federal funds sold and interest-bearing deposits due from banks	15,297	10,351

Total cash and cash equivalents	58,740	57,188
Investment securities available for sale	235,562	273,247
Investment securities held to maturity; fair value of $105,102 in 2008 and $129,207 in 2007	105,182	129,360
Loans:
Commercial	1,011,382	900,733
Leases	348,928	355,643
Residential mortgages	335,043	314,393
Consumer and home equity	315,528	310,359

Total loans	2,010,881	1,881,128
Deferred fees	4,857	5,407
Allowance for loan and lease losses	(20,182)	(14,689)

Net loans	1,995,556	1,871,846
Premises and equipment - net	29,353	30,093
Accrued interest receivable	8,139	8,579
Goodwill	87,111	87,111
Other identifiable intangible assets	2,967	3,763
Bank owned life insurance	39,066	38,112
Other assets	19,052	14,472

TOTAL ASSETS	$2,580,728	$2,513,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$307,682	$292,029
Savings and interest-bearing transaction accounts	1,115,841	1,091,205
Time deposits under $100,000	348,992	364,477
Time deposits $100,000 and over	179,026	239,694

Total deposits	1,951,541	1,987,405
Federal funds purchased and securities sold under agreements to repurchase	53,049	49,294
Long-term debt	266,003	171,755
Subordinated debentures	77,322	77,322
Other liabilities	13,146	16,396

TOTAL LIABILITIES	2,361,061	2,302,172

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 24,740,564 at September 30, 2008 and December 31, 2007	257,270	258,037
Accumulated Deficit	(17,771)	(24,465)
Treasury stock, at cost, 1,110,025 shares at September 30, 2008 and 1,459,549 at December 31, 2007	(15,282)	(20,140)
Accumulated other comprehensive loss	(4,550)	(1,833)

TOTAL STOCKHOLDERS’ EQUITY	219,667	211,599

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,580,728	$2,513,771

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$32,336	$30,219	$95,725	$85,896
Federal funds sold and interest bearing deposits with banks	68	571	293	1,251
Taxable investment securities	3,331	3,756	10,369	10,924
Tax exempt investment securities	527	742	1,864	2,284

TOTAL INTEREST INCOME	36,262	35,288	108,251	100,355

INTEREST EXPENSE
Deposits	8,973	13,589	29,924	38,649
Federal funds purchased and securities sold
under agreements to repurchase	437	665	1,356	1,834
Long-term debt	3,712	2,841	10,845	7,045

TOTAL INTEREST EXPENSE	13,122	17,095	42,125	47,528

NET INTEREST INCOME	23,140	18,193	66,126	52,827
Provision for loan and lease losses	3,273	789	12,698	2,062

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	19,867	17,404	53,428	50,765

NONINTEREST INCOME
Service charges on deposit accounts	2,856	2,696	8,261	7,846
Commissions and fees	847	771	2,672	2,335
Gain on investment securities	1	0	53	1,769
Income on bank owned life insurance	344	331	1,015	973
Leasing income	109	125	921	423
Other income	61	123	329	782

TOTAL NONINTEREST INCOME	4,218	4,046	13,251	14,128

NONINTEREST EXPENSE
Salaries and employee benefits	8,282	8,123	24,379	24,378
Net occupancy expense	1,511	1,493	4,574	4,369
Furniture and equipment	1,165	1,222	3,697	3,580
Stationery, supplies and postage	370	383	1,243	1,232
Marketing expense	648	456	1,650	1,411
Amortization of core deposit intangibles	265	298	796	893
Other expenses	2,679	2,357	8,336	7,231

TOTAL NONINTEREST EXPENSE	14,920	14,332	44,675	43,094

INCOME BEFORE PROVISION FOR INCOME TAXES	9,165	7,118	22,004	21,799
Provision for income taxes	3,309	2,319	7,728	7,106

NET INCOME	$5,856	$4,799	$14,276	$14,693

EARNINGS PER COMMON SHARE
Basic	$0.25	$0.21	$0.61	$0.63

Diluted	$0.25	$0.21	$0.61	$0.63

DIVIDENDS PER SHARE	$0.10	$0.095	$0.30	$0.29